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                                                                    EXHIBIT 5.01


                                October 28, 2004



Board of Directors
Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, Indiana  47905

Ladies and Gentlemen:

                  We are acting as counsel to Wabash National Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3, file no. 333-119688, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 3,450,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), which Shares include the Underwriters' option to purchase 450,000 additional shares of the Company's common stock to cover over-allotments, all of which Shares are to be sold by the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. The Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware on October 28, 2004 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  3. The Amended and Restated By-laws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

                  4. The proposed form of Purchase Agreement among the Company and Merrill Lynch & Co., Bear, Stearns & Co. Inc. and BB&T Capital Markets, as representatives of the several Underwriters, filed as Exhibit 1.01 to the Registration Statement (the "Underwriting Agreement").

                  5. Resolutions of the Board of Directors of the Company (the "Board Of Directors") adopted at a meeting held on October 11, 2004, as certified by the Secretary of the Company on the date hereof as being complete,


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Board of Directors
October 28, 2004
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                           accurate and in effect, relating to, among other
                           things, the issuance and sale of the Shares and arrangements in connection therewith.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) final approval of the issuance of the Shares by the 2004 Pricing Committee of the Board of Directors (the "Pricing Committee"),
(ii) execution and delivery by the Company of the Underwriting Agreement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and
(iv) receipt by the Company of consideration for the Shares specified in resolutions of the Board of Directors or the Pricing Committee, the Shares will be validly issued, fully paid, and nonassessable.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.01 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                                Very truly yours,

                                                /s/ Hogan & Hartson L.L.P.
                                                ---------------------------
                                                HOGAN & HARTSON L.L.P.